UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2013 (May 30, 2013)

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

(Address of principal executive offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Quality Distribution, Inc. (the “Company”) was held on May 30, 2013. Of the 27,006,135 shares of common stock outstanding on the April 12, 2013 record date, a total of 24,092,100 shares of common stock were represented in person or by proxy. Results of votes with respect to proposals submitted at that meeting are as follows:

a.	To elect seven nominees to serve as directors to hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. Our shareholders voted to elect all seven nominees to serve as directors. Votes recorded, by nominee, were as follows:

NOMINEE	FOR	WITHHELD	BROKER NON- VOTES
Gary R. Enzor	20,524,998	353,642	3,213,460
Richard B. Marchese	20,558,903	319,737	3,213,460
Thomas R. Miklich	20,557,646	320,994	3,213,460
M. Ali Rashid	20,186,126	692,514	3,213,460
Annette M. Sandberg	20,533,273	345,367	3,213,460
Alan H. Schumacher	20,550,488	328,152	3,213,460
Thomas M. White	20,169,028	709,612	3,213,460

b.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for 2013. The Company’s shareholders voted to approve this proposal with 23,698,476 votes “For” and 19,321 votes “Against”. There were 374,303 abstentions and no broker non-votes.

c.	For advisory approval of the compensation of the Company’s named executive officers. The Company’s shareholders voted to approve this proposal with 19,801,407 votes “For” and 812,026 votes “Against”. There were 265,207 abstentions and 3,213,460 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.
(Registrant)

Dated: May 30, 2013	By:	/s/ John T. Wilson
	Name:	John T. Wilson
	Title:	Senior Vice President, General Counsel and Secretary